Exhibit 10.21

Non-Employee Directors

[Year] Stock Grant/RSU Election Form

______________________________________________

Name (Last, First, Middle Initial)

This form allows you to elect between shares of Brooks stock or Restricted Stock Units (“RSUs”) that may be awarded to you during calendar year [Year] under the Brooks Automation, Inc. 2020 Equity Incentive Plan (‘Plan”) as compensation for your service as a member of the Board of Directors of Brooks Automation, Inc. (the “Company”). Please be sure to sign this form in all cases.

A.	STOCK GRANT OR RSU ELECTION (please check only one box.)

◻

I wish to receive shares of Brooks stock that may be awarded to me during the calendar year [Year].

◻

I wish to receive Restricted Stock Units that may be awarded to me during the calendar year [Year].

(Please complete section B only if you have chosen to receive RSUs.)

B.	ELECTION TO DEFER RSUS
◻ I elect to defer receipt of payment of RSUs that may be awarded to me during the calendar year [Year].

Time of Payment

I elect to receive payment of my RSUs covered by this election at the following time (check one box only):

◻

The earlier of my attainment of age 65 or my separation from service from the Company.

◻

The later of my attainment of age 65 or my separation from service from the Company.

◻

The following specified date: ________________.

Any RSUs covered by this election will be paid in a single lump sum share payment as soon as reasonably practicable following the relevant payment event, but in no case will such payment be made more than 90 days after the relevant event. Unless otherwise provided by the Plan, payment will be in the form of shares and the RSU award shall be subject to any applicable tax withholding. “Separation from service” shall have the meaning ascribed to such term under Section 409A of the Internal Revenue Code, but generally means when you cease to serve as a director of the Company.

a

Death

In the event of my death prior to the time elected for payment, then notwithstanding my election above, my RSUs covered by this election shall be paid to the following beneficiary in a lump sum:

Name:_____________________________________________________

Address:

Change in Control

In the event of a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” as defined in Treasury Regulation 1.409A-3(i)(5), then notwithstanding my election above, my RSUs covered by this election shall be paid upon the consummation of such transaction.

Specified Employee Status (this provision applies only if you later become an employee of the Company)

If my RSUs covered by this election are payable due to my separation from service from the Company and I am a “specified employee” of the Company as defined by Section 409A (and as applied according to procedures of the Company) at the time of my separation, then I understand that any payment to me will be delayed until the first day of the 7th month following my separation from service.

C.	SIGNATURES
AGREED AND ACKNOWLEDGED:		ACCEPTED:
Signature of Participant	Date	For the Committee	Date